UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2023

NORTH EUROPEAN OIL ROYALTY TRUST

(Exact Name of Registrant as Specified in Charter)

   Delaware           1-8245        22-2084119

State or Other Jurisdiction    (Commission      (I.R.S. Employer

of Incorporation       File Number)      Identification No.)

   5 N. Lincoln Street, Keene, NH 03431
(Address of Principal Executive Office, and Zip Code)

 (732) 741-4008
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address,if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

 [ ]  Written communication pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

 [ ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

 [ ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class      Trading Symbol(s) Name of each exchange on which registered

Units of Beneficial Interest   NRT        New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Section 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Unit Owners of North European Oil Royalty Trust (the "Trust") was held on February 15, 2023 (the "Annual Meeting"). A total of 2,544,279 Units were represented in person or by valid proxy at the Annual Meeting. Unit Owners voted on the following three proposals at the Annual Meeting and cast their votes as follows:

Proposal One:

The following persons were elected as Trustees of the Trust to serve until the next Annual Meeting of Unit Owners, by the votes set forth in the following table:

			Broker
	For	Withheld	Non-Votes
Robert P. Adelman	2,358,793	185,486	0
Ahron H. Haspel	2,388,758	155,521	0
Lawrence A. Kobrin	2,210,248	334,031	0
Nancy J. Prue	2,391,416	152,863	0
Willard B. Taylor	2,390,043	154,236	0

Proposal Two:

The Unit Owners approved, on an advisory (non-binding) basis, the compensation of the Trust's Managing Director as described in the Trust's Proxy Statement for the Annual Meeting, by the votes set forth in the following table:

			Broker
For	Against	Abstain	Non-Votes
2,225,589	199,567	119,123	0

Proposal Three:

The Unit Owners voted, on an advisory (non-binding) basis, to hold an advisory (non-binding) vote on the frequency of the advisory vote on the compensation of the Trust's Managing Director every year, by the votes set forth in the following table:

				Broker
One Year	Two Years	Three Years	Abstain	Non-Votes
1,953,790	54,171	153,680	382,638	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH EUROPEAN OIL ROYALTY TRUST

(Registrant)

/s/ John R. Van Kirk

John R. Van Kirk

   Managing Director

February 16, 2023